UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS
TO CORPORATE ACTION
OF
COSMO COMMUNICATIONS CORPORATION

In lieu of a special meeting of the directors of Cosmo Communications Corporation (the "Corporation"), the undersigned, being all of the directors of the Corporation, hereby consent, pursuant to Section 607.0821 of the Florida Business Corporation Act, that the actions hereinafter set forth shall be, and hereby are, taken by the directors of the Corporation as of the date hereof:

Acceptance of Resignation
Resolved, that the Corporation accept, as of September 15, 2006, the resignation of Carol Atkinson as director, secretary and treasurer of the Corporation.

Appointment of Officer
Resolved, that Sak Kai Lau (a.k.a Anthony Lau) is hereby appointed as officer of the Corporation to serve in the position of director, secretary and treasurer of the Corporation until his successor has been duly chosen and shall qualify.

In witness whereof, the undersigned, constituting all of the directors of Cosmo Communications Corporation, have duly executed this Unanimous Written Consent as of September 15, 2006

/s/ Philip Lau	/s/ Anthony Lau
Philip Lau	Anthony Lau

/s/ Jacky Lau
Jacky Lau